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                                    EXHIBIT 21.1
                                 NEWMARK HOMES CORP.
                                LIST OF SUBSIDIARIES


    CORPORATE NAME (AND NAMES
      UNDER WHICH SUBSIDIARY                                      ASSUMED
           DOES BUSINESS            STATE INCORPORATED           NAME USED
----------------------------------  ------------------  ----------------------------

Newmark Homes Corp.                 Nevada

Newmark Home Corporation            Nevada              Fedrick, Harris Estate Homes

Newmark Finance Corporation         Texas

Newmark Finance Affiliate, Ltd.     Texas

NHC Homes, Inc.                     Nevada

Newmark Homes, L.P.                 Texas               Fedrick, Harris Estate Homes
                                                        Newmark Homes

NMH Investments, Inc.               Nevada

The Adler Company, Inc.             Florida

Adler Realty, Inc.                  Florida

ADRO Const., Inc.                   Florida

TAP Acquisition Co.                 Florida

Twin Acres Partnership              Florida

Pacific United Development Corp.    Nevada

PUDC, Inc.                          Nevada

Pacific United, L.P.                Texas

Westbrooke Acquisition Corp.        Florida

Westbrooke at Oak Ridge, Inc.       Florida

Westbrooke at Oak Ridge West, Inc.  Florida

Westbrooke at Pembroke Pines, Inc.  Florida

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    CORPORATE NAME (AND NAMES
      UNDER WHICH SUBSIDIARY                                      ASSUMED
           DOES BUSINESS            STATE INCORPORATED           NAME USED
----------------------------------  ------------------  ----------------------------

Westbrooke at West Lake, Inc.       Florida

Westbrooke at Winston Trails, Inc.  Florida

Westbrooke Communities, Inc.        Florida

The Westbrooke Companies, Inc.      Florida
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